EXHIBIT 10.22

LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement (the “Modification”) is entered into as of October 25, 2004, by and between Plumtree Software, Inc., a Delaware corporation (the “Borrower”), and Silicon Valley Bank, a California — chartered bank (“Bank”).

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about March 14, 2001 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of $7,500,000 (such amount has been subsequently revised to various amounts by Loan Modification Agreements of various dates and was most recently increased to $3,509,000 by a Loan Modification Agreement dated as of March 18, 2004). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement; provided, that hereinafter all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents” and the Security Documents, together with all other documents evidencing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS OF EXISTING LOAN DOCUMENTS.

3.1	Letters of Credit Sublimit. Section 2.1.2 of the Loan Agreement is hereby amended by replacing the amount “$3,209,000” set forth in the first sentence therein with the amount “$4,000,000”.

3.2	Cash Management Services Sublimit. Section 2.1.4 of the Loan Agreement is hereby amended by replacing the amount “$3,209,000” set forth in the first sentence therein with the amount “$500,000”.

3.3	Financial Covenants. Section 6.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

6.7 Financial Covenants.

Borrower shall maintain at all times:

(i) Quick Ratio (Adjusted). As of the last day of each month (“Date of Determination”), a ratio of Quick Assets to Current Liabilities plus all

Indebtedness (including all outstanding Letters of Credit) minus Deferred Revenue of at least 3.00:1.00.

(ii) Tangible Net Worth. As of the Date of Determination, Tangible Net Worth of at least $40,000,000.

3.4	Definitions. The following defined terms under Section 13.1 of the Loan Agreement are each hereby amended to read as follows:

“Committed Revolving Line” is aggregate Advances of up to $4,000,000.

“Revolving Maturity Date” is October 24, 2005.

3.5	Amended Exhibit D. Exhibit D to the Loan Agreement is hereby amended to read in full as attached hereto as Attachment No. 1.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay, on or prior to the date hereof, a $5,000 nonrefundable loan fee.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against its obligations to pay all of the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modify the Existing Loan Documents pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Existing Loan Documents. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents unless the party is expressly released by Bank in writing, and no maker, endorser or guarantor will be released by virtue of this Modification.

8. CONDITIONS. The effectiveness of this Modification is conditioned upon (i) payment of all reasonable Bank Expenses relating to this Modification, (ii) payment of the loan fee as set forth under Section 5 hereof, and (iii) execution and delivery to Bank of a fully executed copy of this Modification.

[Execution Page Follows Immediately]

IN WITNESS WHEREOF, each of the parties hereto has caused this Modification to be executed and delivered by its duly authorized representative as of the date first written above.

BORROWER:

PLUMTREE SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Eric Borrman
Name: Eric Borrman

Title: Chief Financial Officer

ATTACHMENT NO. 1
REVISED FORM OF
EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, INC.
FROM:	PLUMTREE SOFTWARE, INC.
DATED:

     The undersigned authorized officer (the “Officer”) of Plumtree Software, Inc. (“Borrower”) certifies that, under the terms and conditions of the Loan and Security Agreement dated as of March 14, 2001 between Borrower and Bank (as amended from time to time, the “Agreement”): (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the Officer certifies that Borrower and each Subsidiary (a) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under Generally Accepted Accounting Principles (GAAP) and (b) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
1. Interim financial statements + CC	Monthly within 30 days	Yes No
2. Annual audited financial statements	Within 120 days of FYE	Yes No

Financial Covenants	Required	Actual	Complies
1. Minimum Adjusted Quick Ratio	3.00:1.00		Yes No
2. Minimum Tangible Net Worth	$40,000,000		Yes No
Have there been updates to Borrower’s intellectual property?			Yes No

Comments Regarding Exceptions: See Attached.

Sincerely,

Plumtree Softree, Inc.,
a Delaware corporation

Signature

Title

Date

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status:        Yes            No